Exhibit 14




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form N-14 for ACM Income Fund, Inc. (File Nos. 33-15044 and 811-05207) and to the use of our report dated December 31, 2005, which is incorporated by reference into this Registration Statement.


/s/ ERNST & YOUNG LLP



New York, New York
September 22, 2006